Exhibit 1.1

NEOPHARM, INC.

3,500,000 Shares

Common Stock

($0.0002145 par value per Share)

UNDERWRITING AGREEMENT

January 5, 2006

UNDERWRITING AGREEMENT

January 5, 2006

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

NeoPharm, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the one or more underwriters named in Schedule A annexed hereto (referred to herein, regardless of whether there is one or more, as the “Underwriters”), for whom you are acting as representatives, an aggregate of 3,500,000 shares (the “Firm Shares”) of common stock, $0.0002145 par value per share (the “Common Stock”), of the Company.  In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 525,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.”  The Shares are described in the Prospectus which is referred to below.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-109340) under the Act (the “registration statement”).  Amendments to such registration statement, if necessary or appropriate, have been similarly prepared and filed with the Commission.  Such registration statement, as so amended, has been declared by the Commission to be effective under the Act.  The Company will next file with the Commission pursuant to Rule 424(b) under the Act a final prospectus supplement to the basic prospectus, describing the Shares and the offering thereof, in such form as has been provided to or discussed with, and approved, by the Underwriters.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Basic Prospectus,” as used herein, means the Prospectus, dated December 17, 2003, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on January 7, 2004.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement, relating to the Shares, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Shares.

Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Basic Prospectus attached to or used with the Prospectus Supplement.

“Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule B attached hereto and each “road show” (as defined in Rule 433 under the Act), if any, related to the offering of the Shares contemplated hereby that is a “written communication” (as defined in Rule 405 under the Act) (each such road show, a “Road Show”).

“Disclosure Package,” as used herein, means the Basic Prospectus, together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference herein to the registration statement, the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference.

As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.  The term “or,” as used herein, is not exclusive.

The Company and the Underwriters agree as follows:

1.             Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, at a purchase price of $9.69 per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Company hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus Supplement, by written notice to the Company.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the time of purchase (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares).

2.             Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on January 10, 2006 (unless another time shall be agreed to by you and the Company.  The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Shares shall be made at the additional time of purchase in the same manner and at the same office as the payment for the Firm Shares.  Electronic transfer of the Additional Shares shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Shares shall be made at the offices of Dewey Ballantine LLP at 1301 Avenue of the Americas, New York, New York 10019, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.             Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)           the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission;

(b)           the Registration Statement complied when it became effective, complies as of the date hereof and, as amended or supplemented, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated hereby complies with, the requirements of Rule 415 under the Act; the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Basic Prospectus complied or will comply, at the time it was filed with the Commission, complies as of the date hereof and, at the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, will comply, in all material respects, with the requirements of the Act; at no time during the period that begins at 4:00 P.M., New York City time, on January 4, 2006 and ends at the time of purchase did or will the Basic Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will the Basic Prospectus, as then amended or supplemented, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each of the Prospectus Supplement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement, the time of purchase, each additional time of purchase, if any, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, in all material respects, with the requirements of the Act (in the case of the Prospectus, including, without limitation, Section 10(a) of the Act); at no time during the period that begins on the earlier of the date of the Prospectus Supplement and the date the Prospectus Supplement is filed with the Commission and ends at the later of the time of purchase, the latest additional time of purchase, if any, and the end of the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares did or will any Prospectus Supplement or the Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date of such Permitted Free Writing Prospectus and ends at the time of purchase did or will any Permitted Free Writing Prospectus include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Registration Statement, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Prospectus or such Permitted Free Writing Prospectus; each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied, in all material respects, with the requirements of the Exchange Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c)           prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, other than the Permitted Free Writing Prospectuses, if any; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Act; assuming that such Permitted Free Writing Prospectus is accompanied or preceded by the Basic Prospectus or the Prospectus, as the case may be, and that such Permitted Free Writing Prospectus is so sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Act, filed with the Commission), the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the Basic Prospectus is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Shares, “free writing prospectuses” (as defined in Rule 405 under the Act) pursuant to Rules 164 and 433 under the Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act) related to the offering of the Shares contemplated hereby is solely the property of the Company;

(d)           as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 (the “10-Q”), which financial statements are incorporated by reference in the Registration Statement, the Basic Prospectus and the Prospectus, and in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus); as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the 10-Q and in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of capital stock” (and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus) (subject, in each case, to the issuance of the Shares, the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus and the grant of options under existing stock option plans described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus); all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq National Market (the “Nasdaq”);

(e)           the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus to execute and deliver this Agreement and to issue, sell and deliver the Shares as contemplated herein;

(f)            the Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Illinois, and there is no other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, operations, prospects, properties, condition (financial or otherwise) or results of operations of the Company and the Subsidiary (as defined below) taken as a whole (a “Material Adverse Effect”);

(g)           the Company has no subsidiaries (as defined under the Act) other than NeoPharm EU Limited (the “Subsidiary”); the Company owns all of the issued and outstanding capital stock of the Subsidiary; other than the capital stock of the Subsidiary, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of the charter and the bylaws of the Company and the Subsidiary and all amendments thereto have been delivered to you; the Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; the Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of the Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiary are outstanding;

(h)           the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(i)            the capital stock of the Company, including the Shares, conforms to the description thereof, if any, contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; and the certificates for the Shares are in due and proper form, and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(j)            this Agreement has been duly authorized, executed and delivered by the Company;

(k)           neither the Company nor the Subsidiary is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or bylaws, or (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their respective properties may be bound or affected other than, in the case of clause (ii) for those breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, and the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under)  (x) the charter or bylaws of the Company or the Subsidiary, (y) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or the Subsidiary is a party or by which either of them or any of their respective properties may be bound or affected, or (z) any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or the Subsidiary, other than, in the case of clause (y) for those breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(l)            no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby other than (i) registration of the Shares under the Act, which has been effected, (ii) filings with the Commission pursuant to Rule 424(b) under the Act, (iii) filings with the Commission on Form 8-K with respect to the Underwriting Agreement, and  (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (“NASD”) (including any listing applications, and consents to be received thereunder, and any notices required by the Nasdaq National Market in the ordinary course of the offering of the Shares);

(m)          except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement of the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(n)           each of the Company and the Subsidiary has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; except for such licenses, authorizations, consents and approvals the failure of which to obtain would not, individually, or in the aggregate, have a Material Adverse Effect, neither the Company nor the Subsidiary is in violation of, or in default under, or received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or the Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(o)           all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(p)           except as described in the Registration Statement, the Basic Prospectus and the Prospectus, there are no actions, suits, claims, investigations or proceedings pending or threatened or, to the Company’s knowledge after due inquiry, contemplated to which the Company or the Subsidiary or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or preventing consummation of the transactions contemplated hereby;

(q)           KPMG LLP, whose report on the consolidated financial statements of the Company is included in the Registration Statement, the Basic Prospectus and the Prospectus, are independent public accountants as required by the Act and by Rule 3600T of the Public Company Accounting Oversight Board (the “PCAOB”);

(r)            the financial statements included in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiary as of the dates indicated and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and the Subsidiary for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved;

all pro forma financial statements or data included in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus comply with the applicable accounting requirements of Regulation S-X of the Act including, without limitation, Article 11 thereof and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data; the other financial and statistical data contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Basic Prospectus or the Prospectus that are not included as required; neither the Company nor the Subsidiary has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement, the Basic Prospectus and the Prospectus; and all disclosures contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(s)           subsequent to the respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, (ii) any transaction which is material to the Company and the Subsidiary taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiary, which is material to the Company and the Subsidiary taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiary or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or the Subsidiary;

(t)            the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and executive officers;

(u)           the Company is not and at no time during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares will it be, and, after giving effect to the offering and sale of the Shares, it will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(v)           each of the Company and the Subsidiary has good and marketable title to all property (real and personal) described the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances other than those liens, claims, security interests or other encumbrances that would not, individually or in the aggregate have a Material Adverse Effect; all the property described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being held under lease by the Company or the Subsidiary is held thereby under valid, subsisting and enforceable leases other than as would not, individually or in the aggregate, have a Material Adverse Effect;

(w)          the Company and the Subsidiary own, or have obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as being owned or licensed by it or which are necessary for the conduct of its business, except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect (collectively, “Intellectual Property”); except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus or the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (i) there are no third parties who have or, to the Company’s knowledge after due inquiry, will be able to establish rights to any Intellectual Property, except for the ownership rights of the owners of the Intellectual Property which is licensed to the Company; (ii) to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property; (iii) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (iv) there is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (v) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or the Subsidiary infringes or otherwise violates, or would, upon commercialization of any of the products described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, infringe or otherwise violate, any patent, trademark, tradename, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any facts which could form a reasonable basis for any such action, suit, proceeding or claim; (vi) to the Company’s knowledge, there is no patent or patent application that contains claims that interfere with the issued or pending claims of any of the Intellectual Property; (vii) to the Company’s knowledge, there is no prior art that may render any patent application owned by the Company of the Intellectual Property unpatentable that has not been disclosed to the U.S. Patent and Trademark Office; and (viii) product candidates described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as under development by the Company fall within the scope of the claims of one or more U.S. patents owned by or exclusively licensed to the Company;

(x)            neither the Company nor the Subsidiary is engaged in any unfair labor practice; except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or the Subsidiary before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge after due inquiry, threatened against the Company or the Subsidiary and (C) no union representation dispute currently existing concerning the employees of the Company or the Subsidiary, and (ii) to the Company’s knowledge (A) no union organizing activities are currently taking place concerning the employees of the Company or the Subsidiary and (B) there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or the Subsidiary;

(y)           the Company and the Subsidiary and their respective properties, assets and operations are in compliance with, and each of the Company and the Subsidiary holds all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past, present or to the Company’s knowledge, reasonably anticipated future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiary under, or to interfere with or prevent compliance by the Company or the Subsidiary in any material respect with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company or the Subsidiary (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(z)            all tax returns required to be filed by the Company or the

Subsidiary have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(aa)         each of the Company and the Subsidiary maintains insurance covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and the Subsidiary and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase;

(bb)         neither the Company nor the Subsidiary has sustained since the date of the last audited financial statements included in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

(cc)         except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, neither the Company nor the Subsidiary has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or filed as an exhibit to the Registration Statement or any Incorporated Document, and no such termination or non-renewal has been threatened by the Company or the Subsidiary or, to the Company’s knowledge after due inquiry, any other party to any such contract or agreement except for any such agreements the non-renewal or termination of which would not, individually or in the aggregate, have a Material Adverse Effect;

(dd)         each of the Company and the Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(ee)         the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company, the Subsidiary and the Company’s officers and directors (in their capacities as such) are each in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission and the NASDAQ promulgated thereunder;

(ff)           the Company has provided you true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any Subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002;

(gg)         all statistical or market-related data included in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(hh)         neither the Company nor the Subsidiary nor, to the Company’s knowledge after due inquiry, any employee or agent of the Company or the Subsidiary has made any payment of funds of the Company or the Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Registration Statement, the Basic Prospectus or the Prospectus;

(ii)           except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Prospectus;

(jj)           the clinical, pre-clinical and other studies and tests conducted by or on behalf of or sponsored by the Company or in which the Company or the Subsidiary or products or product candidates have participated that are described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or the results of which are referred to in the Registration Statement, the Basic Prospectus, the Prospectus or any Free Writing Prospectus were and, if still pending, are being conducted in accordance with standard medical and scientific research procedures; the descriptions in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus of the results of such studies and tests are accurate and complete in all material respects and fairly present the data derived from such studies and tests, and the Company has no knowledge of any other studies or tests the results of which are inconsistent with or otherwise call into question the results described or referred to in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus; except as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, the Company and the Subsidiary has each operated and currently is in compliance in all material respects with all applicable rules, regulations and policies of the U.S. Food and Drug Administration and comparable drug regulatory agencies outside of the United States (collectively, the “Regulatory Authorities”); and except as described in the Registration Statement, the Basic Prospectus and the Prospectus, neither the Company nor the Subsidiary has received any notices or other correspondence from the Regulatory Authorities or any other governmental agency requiring the termination or suspension of any clinical or pre-clinical studies or tests that are described, or the results of which are referred to, in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus;

(kk)         neither the Company nor the Subsidiary nor any of their respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(ll)           to the Company’s knowledge after due inquiry, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater securityholders, except as described in the Registration Statement, the Basic Prospectus and the Prospectus.

In addition, any certificate signed by any officer of the Company or the Subsidiary and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company as to matters covered thereby, to each Underwriter.

4.             Certain Covenants of the Company.  The Company hereby agrees:

(a)           to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)           to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Shares, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act or Item 512(a) of Regulation S-K under the Act, as the case may be;

(c)           if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Shares may be sold, the Company will endeavor to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rules);

(d)           to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration

Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement, the Basic Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(e)           subject to Section 4(c) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(f)            if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act and pay the applicable fees in accordance with the Act;

(g)           to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Shares, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 4(c) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h)           to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than March 1, 2007;

(i)            to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiary for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants duly registered with the PCAOB);

(j)            to furnish to you five copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto and documents incorporated by reference) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)           to furnish to you promptly and, upon request, to each of the other Underwriters for a period of five years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 10-K, 10-Q or 8-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed and (iv) such other information as you may reasonably request regarding the Company;

(l)            to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly financial statements, if any, of the Company and the Subsidiary which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(e) hereof;

(m)          to apply the net proceeds from the sale of the Shares in the manner set forth under the caption “Use of proceeds” in the Prospectus;

(n)           to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus, each Permitted Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements, any Powers of Attorney and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters, (vii) the fees and disbursements of any transfer agent or registrar for the Shares, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and (ix) the performance of the Company’s other obligations hereunder;

(o)           to comply with Rule 433(g) under the Act;

(p)           not to sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, or file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of UBS, except that if (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this section shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided however, this provision will not apply if, within three days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively traded securities,” as defined in Regulation M, 17 CFR 242.101(c)(1) (such notice shall be delivered in accordance with Section 13 of the Underwriting Agreement); this section shall not apply to (i) the registration of the Shares and the sales to the Underwriters pursuant to this Agreement, (ii) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus, (iii) the issuance of restricted stock to non-employee directors as described in the Registration Statement (excluding the exhibits thereto), the Basic Prospectus and the Prospectus and stock options to employees not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement (excluding the exhibits thereto) and the Prospectus, and

(iv) options granted under the Company’s 2006 Employee Stock Purchase Plan, which options are not exercisable during the Lock-up Period;

(q)           not, at any time at or after the execution of this Agreement, to offer or sell any Shares by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Shares, in each case other than the Prospectus;

(r)            the Company will not, and will cause its Subsidiary not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(s)           to use its reasonable best efforts to cause the Common Stock to be listed for quotation on the NASDAQ and to maintain such listing; and

(t)            to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5.             Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 4(n) hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of their counsel.

6.             Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Burke, Warren, MacKay & Serritella, P.C., counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.

(b)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Leydig, Voit & Mayer, Ltd., special counsel for the Company with respect to patents and proprietary rights, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit C hereto.

(c)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Covington & Burling, special counsel for the Company with respect to Food and Drug Administration related regulatory affairs, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit D hereto.

(d)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Wilson Sonsini Goodrich & Rosati, P.C., special counsel for the Company with respect to certain class action litigation, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit E hereto.

(e)           The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Freeman, Freeman & Salzman, P.C., special counsel for the Company with respect to the investigation by the Commission described in the 10-Q under the caption “Part II - Other Information, Item 1, Legal Proceedings” (second paragraph) and in the Prospectus Supplement under the caption “Risk factors - The SEC has initiated an investigation of the Company…,” addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Dewey Ballantine LLP, counsel for the Underwriters, in the form set forth in Exhibit F hereto.

(f)            You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms heretofore approved by UBS.

(g)           You shall have received from KPMG LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each of the Underwriters) in the forms approved by UBS, which letters shall cover, without limitation, the various financial disclosures, if any, contained in the Permitted Free Writing Prospectuses, if any.

(h)           You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Dewey Ballantine LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to UBS.

(i)            No Prospectus or amendment or supplement to the Registration Statement or the Prospectus, including documents deemed to be incorporated by reference therein, shall have been filed to which you object in writing.

(j)            The Prospectus Supplement shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

(k)           Prior to the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) none of the Basic Prospectus, the Prospectus, or any amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Free Writing Prospectuses, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l)            Between the time of execution of this Agreement and the time of purchase or the additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company shall occur or become known and (B) no transaction which is material and adverse to the Company has been entered into by the Company.

(m)          The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer in the form attached as Exhibit G hereto.

(n)           You shall have received signed Lock-up Agreements referred to in Section 3(t) hereof.

(o)           The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(p)           The Shares shall have been approved for quotation on the NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

7.             Effective Date of Agreement; Termination.  This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS or any group of Underwriters (which may include UBS) which has agreed to purchase in the aggregate at least 50% of the Firm Shares, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiary taken as a whole, which would, in UBS’s judgment or in the judgment of such group of Underwriters, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in UBS’s judgment or in the judgment of such group of Underwriters makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses, if any, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS or any group of Underwriters elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(n), 5 and 8 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof) or to one another hereunder.

8.             Indemnity and Contribution.

(a)           The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include the Basic Prospectus, the Prospectus Supplement, the Prospectus and any amendments or supplements to the foregoing), in any Permitted Free Writing Prospectus, in any “issuer information” (as defined in Rule 433 under the Act) of the Company or in any Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement made by the Company in Section 3 hereof or the failure by the Company to perform when and as required any agreement or covenant contained herein or (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings used in connection with the marketing of the Shares.

If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such Underwriter or such person shall promptly notify the Company in writing of the institution of such Proceeding and the Company shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company shall not relieve the Company from any liability which the Company may have to any Underwriter or any such person or otherwise except to the extent the Company shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by the Company of substantial rights or defenses.  Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such Proceeding or the Company shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the Company (in which case the Company shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but the Company may employ counsel and participate in its defense thereof but the fees and expenses of such counsel shall be at the expense of the Company), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The Company shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(b)           Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

If any Proceeding is brought against the Company or any such person in respect of which indemnity may be sought against any Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company or any such person or otherwise, except to the extent the Underwriter shall not have otherwise learned of such Proceeding and such failure results in the forfeiture by the Underwriter of substantial rights or defenses.  The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but, if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(c)           If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(d)           The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above.  Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint.

(e)           The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

9.             Information Furnished by the Underwriters.  The statements set forth in the fourth and seventh paragraphs, and in the section entitled “Price stabilization, short positions,” under the caption “Underwriting” in the Prospectus Supplement, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3 and 8 hereof.

10.           Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 1850 Lakeside Drive, Waukegan, IL 60085, Attention: Lawrence A. Kenyon, Chief Financial Officer.

11.           Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

12.           Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company consents to the jurisdiction of such courts and personal service with respect thereto.  The Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against UBS or any indemnified party.  Each of UBS and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and may be enforced in any other courts to the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

13.           Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 8 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

14.           No Fiduciary Relationship.  The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

15.           Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

16.           Successors and Assigns.  This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

17.           Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS

AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

The Remainder of This Page Intentionally Left Blank; Signature Page Follows

If the foregoing correctly sets forth the understanding between the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement between the Company and the Underwriters, severally.

Very truly yours,

NEOPHARM, INC.

		By:	/s/: Guillermo A. Herrera
Name: Guillermo A. Herrera
Title: President and CEO

Accepted and agreed to as of the
date first above written

UBS SECURITIES LLC

By:	/s/: Sage N. Kelly
Name: Sage N. Kelly
Title: Managing Director

By:	/s/: Dustin Tyner
Name: Dustin Tyner
Title: Associate Director

SCHEDULE A

Underwriter	Number of Firm Shares
UBS SECURITIES LLC	3,500,000

SCHEDULE B

PERMITTED FREE WRITING PROSPECTUSES

[None]

EXHIBIT A

NeoPharm, Inc.

Common Stock

($0.0002145 Par Value)

                   , 20

UBS Securities LLC

Together with the other Underwriters named on

Schedule A to the Underwriting Agreement

referred to herein

c/o	UBS Securities LLC
299 Park Avenue
New York, New York 10171

Ladies and Gentlemen:

This Lock-Up Letter Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by NeoPharm, Inc. (the “Company”) and you with respect to the public offering (the “Offering”) of Common Stock, par value $0.0002145 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that for a period from the date hereof until the end of 90 days after the date of the final prospectus relating to the Offering the undersigned will not, without the prior written consent of UBS Securities LLC (“UBS”), (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder with respect to, any Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Common Stock pursuant to the

A-1

Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirm that he, she or it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement and confirms that it has been in compliance with the terms of this Lock-Up Letter Agreement since the date hereof.

If (i) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 90-day restricted period and ends on the last day of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this letter shall continue to apply until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs, provided however, this paragraph will not apply if, within three days of the termination of the 90-day restricted period, the Company delivers to UBS a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Company’s shares of Common Stock are, as of the date of delivery of such certificate, “actively trading securities,” as defined in Regulation M, 17 CFR 242.101(c)(1). Such notice shall be delivered in accordance with Section 13 of the Underwriting Agreement.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for a period from the date hereof until the end of 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS, make any demand for, or exercise any right with respect to, the registration of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock.

If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the time of purchase (as defined in the Underwriting Agreement), this Lock-Up Letter Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

A-2

EXHIBIT B

OPINION OF BURKE, WARREN, MACKAY & SERRITELLA, P.C.

January   , 2006

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Re:          NeoPharm, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 6(a) of that certain underwriting agreement dated January     , 2006 (the “Underwriting Agreement”) between NeoPharm, Inc., a Delaware corporation (the “Company”), and UBS Securities LLC (“you” or the “Underwriter”), in connection with the issuance and sale by the Company of                    shares of Common Stock, par value $0.0002145, the (“Shares”), and up to                additional shares of Common Stock (the “Option Shares”) pursuant to the over allotment option granted to you by the Company under the Underwriting Agreement.  We have acted as counsel for the Company in connection with the Underwriting Agreement and the preparation and filing of the Company’s Registration Statement on Form S-3 (No. 333-109340), together with all amendments thereto, and the Basic Prospectus and the Prospectus Supplement, each as filed pursuant to Rule 424(b) under the Act.  Capitalized terms used herein shall have the same respective meanings as those defined in the Underwriting Agreement, unless otherwise defined herein.

As counsel to the Company, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion, and we have reviewed or examined, among other things, originals, certified copies, or copies otherwise identified to us as being true copies of the originals, of the following:

The Amended and Restated Certificate of Incorporation of the Company, as currently in effect;

The Bylaws of the Company, as amended to date;

Certificates of Good Standing for the Company as issued by the State of Delaware and the State of Illinois, dated as of January     , 2006 and January     , 2006, respectively;

The resolutions of the Board of Directors of the Company and of the Pricing Committee of the Board of Directors with respect to the transactions covered by this opinion;

The Registration Statement on Form S-3 (No. 333-109340), filed by the Company under the Securities Act of 1933, as amended  (the “Act”), with the Securities and Exchange Commission (the “Commission”) on October 1, 2003, and Amendment No. 1 thereto filed with the Commission on November 19, 2003, together with the exhibits to the Registration Statement and the amendments thereto in the form in which it became effective (the “Original Registration Statement”), the Prospectus Supplement in the form in which it was

filed on January     , 2006 pursuant to Rule 424(b) of the Rules and Regulations under the Act (hereinafter referred to as the “Prospectus”); and the Permitted Free Writing Prospectus which are set forth in Appendix A hereto (the “Permitted Free Writing Prospectus”).

Telephonic confirmation from the Commission fixing the effective time and date of the Original Registration Statement as 4:00 p.m. Eastern Time on December 17, 2003;

A specimen certificate for shares of the Company’s Common Stock;

Executed counterparts of the Underwriting Agreement;

The opinion of Leydig, Voit & Mayer, Ltd., special counsel for the Company with respect to patents and proprietary rights, dated the date hereof and delivered to you pursuant to Section 6(b) of the Underwriting Agreement;

The opinion of Covington & Burling special counsel for the Company with respect to Food and Drug Administration related regulatory matters, dated the date hereof and delivered to you pursuant to Section 6(c) of the Underwriting Agreement;

The opinion of Wilson, Sonsini, Goodrich & Rosati P.C. (“WSG&R”) special counsel for the Company with respect to litigation, dated the date hereof and delivered to you pursuant to Section 6(d) of the Underwriting Agreement;

The opinion of Freeman, Freeman & Salzman P.C., special counsel to the Company with respect to a pending investigation by the U.S. Securities and Exchange Commission, dated the date hereof and delivered to you pursuant to Section 6(e) of the Underwriting Agreement.

The Officers’ Certificate dated the date hereof delivered to you pursuant to Sections 6(m) of the Underwriting Agreement;

The letters dated January     , 2006 and January     , 2006 of KPMG addressed and delivered to you pursuant to Section 6(e) of the Underwriting Agreement;

The Certificate of the Transfer Agent and Registrar delivered to you on the date hereof;

The cross-receipt executed and delivered by you and the Company as of the date hereof; and

The other documents delivered on the Closing Date.

In addition, we have obtained from public officials and from officers of the Company such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of this opinion.

As used in our opinion, “to our knowledge,” “known to us” and similar phrases refer to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company after an examination of documents made available to us by the Company, after inquiries of officers of the Company and such other investigation, if any, that we specifically set forth herein, but without any further independent factual investigation.  Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any fact or the accuracy of any statement so qualified, and any limited inquiry undertaken by us during the preparation of this opinion letter should not be regarded as such an investigation.  Except to the extent expressly set forth herein, no inference as to our knowledge of any matters bearing on the accuracy of any statement so qualified should be drawn from our representation of the Company or our rendering of the opinions set forth below.

In addition, the opinions hereinafter expressed are subject to the following exceptions, qualifications, limitations and assumptions:

(A)          The opinions expressed herein are limited in all respects to existing laws of the State of Illinois, the General Corporation Law of the State of Delaware (based solely on our review of standard compilations of such law and without reference to its conflict of law rules) and applicable federal laws.  To the extent that the contracts, agreements or other instruments described in paragraphs (v), (xi), (xii), (xiii), (xvi) and (xvii) below are governed by the laws of any jurisdiction other than the State of Illinois, we have assumed that such laws are identical to the internal laws of the State of Illinois, although we have not engaged in any investigation regarding the accuracy of such assumption nor do we express any opinion or view as to whether such assumption is reasonable. Furthermore, we have made no inquiry into, and express no opinion in clauses (i) through (xvii) below with respect to, any federal or state statute, rule or regulation relating to any patent, copyright, trademark or trade-name matter, as to the statutes, regulations, treaties or common laws of any other nations, state or jurisdiction, or the effect on the transactions contemplated in the Underwriting Agreement of noncompliance under any such statutes, regulations, treaties or common laws.

(B)           We have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the legal capacity of natural persons and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to effectiveness thereof, other than the authorization, execution and delivery by the Company of the Underwriting Agreement.  In addition, we have assumed that the representations and warranties as to factual matters made by the Company in the Underwriting Agreement and pursuant thereto, are true and correct (and we have no actual knowledge that such representations and warranties are false).

(C)           We express no opinion as to (i) the effect of applicable bankruptcy, insolvency, reorganization, liquidation, conservatorship, readjustment of debt, moratorium or other similar laws affecting the rights of creditors, (ii) the effect or availability of rules of law governing specific performance, injunctive relief and other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity), or (iii) the provisions of the Underwriting Agreement relating to indemnity or contribution for liabilities arising under the Act.

(D)          Our opinions with respect to the Company set forth in paragraph (i) below are based on the certificates referenced in paragraph (c) above (copies of which have been furnished to you) and, to the extent available, telephonic confirmation as of the date of (or the business day prior to the date of) this opinion as to the good standing of the Company in the States of Illinois and Delaware.  In addition, our opinion set forth in paragraph (ii) below is based upon statements of facts provided by the Company to us that there is no state within the United States other that the State of Illinois where the Company owns or leases property, maintains employees or otherwise conducts business in a manner which may require that the Company qualify to do business.

(E)           Our opinions set forth in paragraphs (x) and (xi) below relate solely to the express provisions of the Underwriting Agreement, and we express no opinion as to any other oral or written agreements or understandings between the Company and you.

Based upon and subject to the foregoing, we are of the opinion that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus, to execute and deliver the Underwriting Agreement and to issue, sell and deliver the Shares as contemplated herein.

(ii)           The Company is duly qualified to do business as a foreign corporation and is in good standing in the State of Illinois, and there is no other jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification.

(iii)          The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(iv)          The Shares have been duly authorized and validly issued and are fully paid and non-assessable.

(v)           The Company has an authorized and outstanding capitalization as set forth under the heading “General Description of Securities” in the Registration Statement and “Capitalization” in the Prospectus and any similar sections or information, if any, contained in any Permitted Free Writing Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are free of preemptive rights, resale rights, rights of first refusal and similar rights under the Delaware General Corporation Law (“DGCL”), under the Company’s charter and bylaws or pursuant to any contract or agreement known to us; the Shares are free of statutory preemptive rights and, to our knowledge, contractual preemptive rights, resale rights, rights of first refusal and similar rights; the form of certificate used to evidence the Shares complies in all material respects with the applicable requirements of the DGCL and the Nasdaq National Market.  With your consent,

and based solely on certificates from the transfer agent and registrar of the Company, we confirm that the Company had                  shares of common stock outstanding as of January     , 2006.

(vi)          The capital stock of the Company, including the Shares, conforms to the description thereof contained in the Registration Statement, the Basic Prospectus, the Prospectus and any Permitted Free Writing Prospectus.

(vii)         The Registration Statement, as of its effective date, and the Basic Prospectus and the Prospectus (except as to the financial statements and schedules, and other financial data derived therefrom, contained in the Registration Statement, the Basic Prospectus and the Prospectus, as to which we express no opinion) each as of their date, comply as to form in all material respects with the requirements of the Act (including, in the case of the Prospectus, Section 10(a) of the Act); the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated by the Underwriting Agreement have been satisfied; the Registration Statement meets, and the offering and sale of the Shares as contemplated by the Underwriting Agreement complies with, the requirements of Rule 415 under the Act; and each Incorporated Document, at the time such document was filed with the Commission or at the time such document became effective, as applicable, complied as to form in all material respects with the requirements of the Exchange Act (except as to the financial statements and schedules, and other financial data derived therefrom, contained in such document, as to which we express no opinion)

(viii)        To our knowledge, (i) the Company is not an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Shares contemplated by the Registration Statement.

(ix)           Based solely upon the oral advice of the staff of the Commission, the Registration Statement has become effective under the Act and, to our knowledge, no stop order proceedings with respect thereto are pending or threatened under the Act, and any required filing of the Prospectus and any supplement thereto pursuant to Rule 424 under the Act has been made in the manner and within the time period required by such Rule 424.

(x)            No approval, authorization, consent or order of or filing with any federal or Illinois governmental or regulatory commission, board, body, authority or agency, or of or with the NASDAQ, or approval of the shareholders of the Company, is required in connection with the issuance and sale of the Shares or with the consummation by the Company of the transactions contemplated by the Underwriting Agreement other than registration of the Shares under the Act (except we need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Shares are being offered by you).

(xi)           The execution, delivery and performance of the Underwriting Agreement by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, result in any breach or violation of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would result in any breach or violation of, or constitute a default under or to our knowledge, give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) any provision of the charter or bylaws or other organizational documents of the Company, (B) any provision of any license, permit, indenture, mortgage, deed of trust, note, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument listed as exhibits 4 or 10 to the Company’s 10-K for the year ended December 31, 2004; and the Forms 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; or attached as exhibits to the current reports on Form 8-K filed by the Company on January 4, 2005, March 14, 2005, April 28, 2005, May 20, 2005, June 22, 2005, August 11, 2005, September 13, 2005, and November 1, 2005 (the “Material Agreements”); other than any breach or default that has been waived, (C) any federal or Illinois law, regulation or rule (other than the state securities or blue sky laws and the rules of the NASD governing underwriter compensation, as to which we express no opinion) or (D) any decree, judgment or order known by us to be applicable to the Company (other than the state securities or blue sky laws and the rules of the NASD governing underwriter compensation, as to which we express no opinion) other than, in the case of clause (B) such breaches or violations or defaults as would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or results of operations of the Company taken as a whole (“Material Adverse Effect”).

(xii)          To our knowledge, the Company is not in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time, or both would result in any breach or violation of, or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) its charter or bylaws, Material Agreements, or any federal or Illinois law, regulation or rule or any decree, judgment or order known to us as being applicable to the Company.

(xiii)         To our knowledge, there are no affiliate transactions, off-balance sheet transactions, contracts, licenses, agreements, leases or documents of a character which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document which have not been so described or filed as required.

(xiv)        Except as set forth in the Registration Statement, the Basic

Prospectus and the Prospectus, to our knowledge, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its respective directors or officers is or would be a party or to which any of its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Basic Prospectus or the Prospectus but are not so described.

(xv)         The Company is not and, after giving effect to the offering and sale of the Shares, and assuming the initial investment of the proceeds therefrom as contemplated under the caption “Use of proceeds” in the Prospectus, will not be an “investment company” or an entity “controlled” by an “investment company” (as such terms are defined in the Investment Company Act).

(xvi)        The statements in the Registration Statement, the Basic Prospectus and the Prospectus set forth in Annex A hereto, insofar as such statements constitute summaries of documents or legal proceedings or refer to matters of law or legal conclusions, are accurate and complete in all material respects and present fairly the information purported to be shown.

(xvii)       Except as set forth in the Registration Statement, the Basic Prospectus and the Prospectus or such rights that have been duly waived, no person has the right, pursuant to the terms of any contract, agreement or other instrument described therein or filed as an exhibit to the Registration Statement or any Incorporated Document or otherwise known to us, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock or other equity interest in the Company or to include any such shares or interest in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriters, including its counsel, at which the contents of the Registration Statement, the Basic Prospectus, the Prospectus and the Permitted Free Writing Prospectuses were discussed and, although we are not passing upon and do not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus (except as and to the extent stated in subparagraphs (v), (vi) and (xvi) above), on the basis of the foregoing nothing has come to our attention that causes us to believe that (i) the Registration Statement, at the Effective Time, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of the date of the Prospectus Supplement, or as of the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Basic Prospectus, as of the date of the Underwriting Agreement, the date of the Prospectus Supplement, or the date hereof, in each case together with any combination of one or more of the Permitted Free Writing Prospectuses and with the information relating to the number of Shares being offered and sold and the public offering price of the Shares as set forth on the cover page of the Prospectus Supplement, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and schedules, and other financial data derived therefrom, included in the Registration Statement, the Basic Prospectus, the Prospectus or any Permitted Free Writing Prospectus).

This opinion and the statements set forth in the immediately preceding paragraph are furnished to you and are solely for the benefit of the Underwriters in connection with the purchase of the Shares pursuant to the Underwriting Agreement, and may not be made available to or relied upon by other persons or entities or for any other purpose without our prior written consent.

Very truly yours,

BURKE, WARREN, MACKAY & SERRITELLA, P.C.

EXHIBIT C

OPINION OF LEYDIG, VOIT & MAYER, LTD.

January     , 2006

UBS Securities LLC

299 Park Avenue

New York, NY 10171-0026

Leydig, Voit & Mayer, Ltd. (hereinafter the “Firm”) is intellectual property counsel for NeoPharm, Inc. The Firm has been responsible for the prosecution of some of NeoPharm, Inc.’s U.S. patent applications, relating to LE-SN38 technology, and NeoPhectin technology, and some of the U.S. patent applications that relate to LEP-ETU technology and LErafAON technology; overseen through its foreign associates the prosecution of foreign applications, which relate to LE-SN38 technology and some of the foreign patent applications that relate to LEP-ETU technology and LErafAON technology; rendered limited advice concerning licensing matters, particularly with regard to the licenses pertaining to LEP technology and IL13-PE38QQR technology, provided opinions regarding infringement and validity of certain patents relating to paclitaxel and its formulations and antisense oligonucleotide technology, and provided advice regarding trademarks and servicemarks (hereinafter referred to as the “Scope of Representation”).

This letter is being furnished to you pursuant to Section 6(b) of that certain underwriting agreement dated January       , 2006 between NeoPharm Inc., a Delaware corporation, and UBS Securities LLC (the “Underwriting Agreement”) in connection with the issuance and sale by NeoPharm, Inc. of                shares (the “Shares”) of its common stock as contemplated by the Registration Statement on Form S-3 (No. 333-109340), together with all amendments thereto, and the Basic Prospectus and the Prospectus Supplement, each filed pursuant to Rule 424(b) under the Act. We do not represent that we have reviewed all of these documents.

The Firm has no opinion regarding matters outside the Scope of Representation of NeoPharm, Inc., as disclosed above. The Firm does not represent that it is knowledgeable of the intellectual property laws of foreign countries and relies on information provided to it by its foreign associates in the normal course of events. The Firm has not specifically requested the opinion of any foreign associates in connection with your request or in drafting this letter. The Firm has no opinion regarding U.S. patents 5,286,717, 5,264,423, 5,276,019, or 5,003,097, the face of which state that they are owned by another client of the Firm.

The Firm can confirm that NeoPharm, Inc. has obtained assignment documents or entered into license agreements pertaining to at least 50 United States patents and/or patent applications (including U.S. national provisional and utility applications and International PCT applications designating the United States). Furthermore, NeoPharm, Inc. has rights to foreign counterpart patents and/or patent applications relating to most of its United States patents and/or applications. The Firm makes no representation as to whether or to what extent any of such patents or patent applications relates to any of NeoPharm, Inc’s products. Statements in the first paragraph of this letter indicating that certain of NeoPharm, Inc’s patents and patent applications

“relate to” certain technology is intended only to define the Scope of Representation and not as a indication or opinion concerning whether any of NeoPharm Inc.’s products, as described in the documents attached hereto as Annex A falls within the scope of the claims of such patents or applications.

The Firm has reviewed the Prospectus dated December 17, 2003 and those portions of (a) the January     , 2006, Prospectus Supplement to Prospectus dated December 17, 2003, (b) Annual Report on Form 10-K, of NeoPharm, Inc. for the fiscal year ended December 31, 2004, and (c) Form S-3 Registration Statement, entitled “Our inability to adequately protect our proprietary technologies could harm our competitive position and have a material adverse effect on our business,” “We may be sued for infringing on the intellectual property rights of others,” “We depend on intellectual property rights licensed from third parties. If we fail to meet our obligations under license agreements, we may lose our rights to key technologies on which our business depends,” and “We may in the future be a party to patent litigation, which could be expensive and divert our management’s attention,” which are titles being listed under the section titled “Risk Factors.” and a section in the Company’s Form 10-K entitled “Patents and Proprietary Rights” (collectively the “Intellectual Property Information” and attached hereto as Annex A). To the extent these portions constitute matters of law, legal matters, proceedings, or legal conclusions within the Firm’s Scope of Representation, the Firm believes that as of the date of the Underwriting Agreement, the date of the Prospectus Supplement and the date of this letter, they are accurate and complete statements or summaries of the matters therein set forth and present fairly the information therein set forth. The Firm has noted a discrepancy in the documents attached hereto as Annex A regarding the number of patents and/or patent applications owned or licensed by NeoPharm, Inc. The Firm believes that this discrepancy is reflective of the evolution of the patent portfolio, as it is believed that the attached documents have differing dates.

To the Firm’s knowledge, (i) other than patent and trademark prosecution, there are no legal or governmental proceedings pending relating to NeoPharm, Inc.’s patent rights, trade secrets, trademarks, service marks or other intellectual property or knowhow, and (ii) no such proceedings are threatened or contemplated by governmental authorities or others.

To the Firm’s knowledge, (i) NeoPharm, Inc. is not infringing or otherwise violating, and upon commercialization of NeoPharm, Inc.’s product candidates as described in the documents attached hereto as Annex A, NeoPharm, Inc. would not infringe or otherwise violate, any valid patents, trade secrets, trademarks, service marks or other intellectual property of others, and (ii) there are no infringements by others of any of NeoPharm, Inc.’s patents, trade secrets, trademarks, service marks or other intellectual property, which, in the Firm’s judgment, could affect materially the use thereof by NeoPharm, Inc. This is not a representation that the Firm has engaged in any search or inquiry to identify either (a) patents, trade secrets, trademarks, service marks or other intellectual property of others that may pose a potential risk of infringement to NeoPharm, Inc. or (b) any potential infringements by others of any of the NeoPharm, Inc.’s patents, trade secrets, trademarks, service marks or other intellectual property.

Except as stated in the documents attached hereto as Annex A, the Firm has no knowledge of any facts which would preclude NeoPharm, Inc. from having valid license rights or clear title to the patents reviewed by us as within the Scope of Representation; except as described in the documents attached hereto as Annex A, the Firm has no knowledge that NeoPharm, Inc. lacks or will be unable to obtain any rights or licenses to use all patents and other material intangible property and assets necessary to conduct the business now conducted or proposed to be conducted by NeoPharm, Inc. as described in the documents attached hereto as Annex A; the Firm is unaware of any facts which lead the Firm to conclude that any of NeoPharm, Inc.’s patents and other material intellectual property are not valid and enforceable in accordance with applicable regulations.

Although the Firm cannot guarantee that any particular patent application will issue as a patent, the Firm is not aware of any material fact with respect to the pending patent applications of NeoPharm, Inc. presently on file that (i) would preclude the issuance of patents with respect to such applications or continuing applications related thereto, or (ii) would lead the Firm to conclude that such patents, when issued, would not be valid and enforceable in accordance with applicable regulations.

Nothing has come to the Firm’s attention that would lead the Firm to conclude that (with respect to patents, trade secrets, copyrights, or other intellectual property information or know-how owned or used by NeoPharm, Inc. within the Scope of Representation) the Intellectual Property Information in the documents attached hereto as Annex A as of the date of the Underwriting Agreement, the date of the Prospectus Supplement or the date of this letter contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading.

This letter is furnished at the behest of NeoPharm, Inc. and in response to your request and based on information you and/or NeoPharm have provided to us (attached as Annex A). This letter is solely for your information and to assist you, as the underwriter, in conducting your investigation of the affairs of NeoPharm, Inc. in connection with the aforementioned Underwriting Agreement. You are not to rely on this letter or any statement herein for any other purpose, nor are you to quote from this letter or to furnish any portion of this letter to any other person or entity, nor are you to file this letter with any governmental agency, including, but not limited to, the Securities and Exchange Commission.

EXHIBIT D

OPINION OF COVINGTON & BURLING

January     , 2006

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

This letter is furnished to you pursuant to Section 6(c) of the Underwriting Agreement dated [                  ], 2005 between NeoPharm, Inc., a Delaware corporation (the “Company”), and you relating to the sale by the Company and the purchase by you of [                          ] shares of common stock, $[          ] par value, of the Company (the “Shares”).

We have been retained by the Company as United States Food and Drug Administration (“FDA”) special regulatory counsel to review the certain information relating to FDA regulatory matters either contained in or incorporated, or deemed to be incorporated, by reference in: (i) the Registration Statement on Form S-3 (Registration No. 333-109340), filed by the Company with the Securities and Exchange Commission (the “SEC”) on October 1, 2003, as amended by an Amendment No. 1 thereto, filed with the SEC on November 19, 2003 (the “Registration Statement”), and (ii) the base prospectus, dated December 17, 2003 (the “Base Prospectus”), and the accompanying prospectus supplement, dated December     , 2005 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”)), each in the form they were filed by the Company with the SEC on December     , 2005 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

We have not been retained or engaged by the Company or any of its subsidiaries to pass upon any information contained in the Registration Statement or the Prospectus, or in any document incorporated by reference in the Registration Statement or Prospectus, other than the information contained in the FDA Regulatory Sections (as defined below), nor have we acted as corporate or securities counsel to the Company or any of its subsidiaries, or in any other capacity in connection with the offer and sale of the Shares.

For purposes of the opinion as set forth below, we have reviewed the following disclosures (collectively, the “FDA Regulatory Sections”):

1.             The section captioned “Government Regulation” in Part 1, Item 1, of the Company’s Annual Report on From 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005, as amended by a Form 10-K/A, filed with the SEC on April 29, 2005 (the “2004 Form 10-K”), which is incorporated by reference in the Prospectus Supplement and is deemed incorporated by reference in the Registration Statement and the Base Prospectus.

2.             The sections of both the Prospectus Supplement and in Part 1, Item 1, of the 2004 Form 10-K under the captions :

(i) “Risk Factors — If we were unable to develop, obtain regulatory approvals for, and then market our drug products candidates, our business would be harmed.”;

(ii) “Risk Factors — We are highly dependent on achieving success in the clinical testing, regulatory approval, and commercialization of our most advanced product candidate, cintredekin besudotox [(IL-13) — in Prospectus Supplement only], which may never be approved for commercial use.  If we are unable to commercialize cintredekin besudotox [(IL-13) — in Prospectus Supplement only], our ability to generate revenues would be impaired and our business would be harmed.”;

(iii) “Risk Factors — Because all of our drug product candidates are in development, there is a high risk that further development and testing will demonstrate that our drug product candidates are not suitable for commercialization, which could cause our business to suffer.”;

(iv) “Risk Factors — Our business is subject to extensive governmental regulation, which can be costly and time consuming and subject us to unanticipated delays.”;

(v) “Risk Factors — We depend on third parties for a variety of functions, including the research and development, manufacturing, clinical testing, and regulatory compliance of our drug product candidates.  No assurance can be given that these arrangements will allow us to successfully develop and manufacture our drug product candidates.”; and

(vi) “Risk Factors — If we, or our suppliers, fail to comply with FDA and other government regulations, our manufacturing operations could be interrupted, and our drug product development, future sales, and profitability would suffer.”

We also have reviewed and relied up (i) copies of certain documents provided to us by the Company relating to FDA regulation of the Company’s products and (ii) an Officer’s Certificate dated December       , 2005, signed by                  (the “Officer’s Certificate”).

In rendering this opinion we have not, except for our review of the documents provided to us by the Company relating to FDA regulation of the Company’s products referred to above, made any independent review or investigation of factual or other matters, including the assets, liabilities, obligations, business, or affairs of the Company.  We have assumed the authenticity, accuracy, and completeness of the documents and statements of fact on which we are relying, including the Officer’s Certificate, and have made no independent investigations thereof.  We have not independently verified, we take no responsibility for, and we are not addressing in any way statements of intent or belief attributable to the Company, or whether or not the Company is in compliance with applicable FDA requirements.  The opinion stated herein is addressed solely to matters of law of the United States relating to the Federal Food, Drug, and Cosmetic Act, and the regulations, policies, and procedures of the FDA promulgated thereunder (the “FDA Regulatory Laws”), and we express no view as to any other laws, statute, regulations, ordinances, policies, or procedures.

Subject to the foregoing limitations and qualifications, we are of the opinion that the summaries of the FDA Regulatory Laws in the FDA Regulatory Sections in the 2004 Form 10-K

as of the [Applicable Time], the deemed effective date of the Registration Statement as determined in accordance with Rule 430B(f)(2) under the Securities Act (the “Effective Date”), and the date of the Prospectus Supplement were, and as of the date hereof are, accurate in all material respects.

While we have not undertaken to determine independently, and we do not assume any responsibility for, the accuracy, completeness, or fairness of information contained in the FDA Regulatory Sections, except and to the extent set forth in the immediately preceding paragraph, we inform you that, on the basis of the information reviewed by us in the course of the preparation of this opinion and conferences with representatives of the Company, no facts have come to our attention that cause us to believe that (a) the FDA Regulatory Sections of the 2004 Form 10-K insofar as they relate to the FDA Regulatory Laws, as of the Effective Date and as of the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, or (b) the FDA Regulatory Sections of the 2004 Form 10-K incorporated and deemed incorporated by reference in the Prospectus and the FDA Regulatory Sections of the Prospectus Supplement , insofar as they relate to the FDA Regulatory Laws, as of the [Applicable Time] and as of the date of the Prospectus Supplement, and as of the date hereof, contained or contain an untrue statement of material fact or omitted or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this letter.  This letter has been prepared solely for your use in connection with the closing on the date hereof of the sale of the Shares as contemplated by the Underwriting Agreement, and shall not be relied upon, quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any government agency or other person or entity, without the prior written consent of this firm.  Nothing herein shall be construed to cause us to be considered “experts” within the meaning of Section 11 of the 1933 Act.

Sincerely,

Covington & Burling

EXHIBIT E

OPINION OF WILSON SONSINI GOODRICH & ROSATI, P.C.

January     , 2006

UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Re:                               Public Offering of Neopharm, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 6(d) of that certain underwriting agreement (the “Underwriting Agreement”) by and among Neopharm, Inc., a Delaware corporation (the “Company”), and UBS Securities LLC (“UBS” or the “Underwriter”).  We have acted as special litigation counsel for the Company in connection with the consolidated securities class action lawsuit described in the Pricing Disclosures (as defined below).

As special litigation counsel to the Company in connection with such consolidated securities class action lawsuit, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion, and we have examined, among other things, originals, certified copies or copies otherwise identified to us as being true copies of the originals, of the following disclosures:

1.             The second sentence under the caption “Risk factors – We are currently named as a defendant in a number of securities class action lawsuits.  The volatility of our stock increases the risk that additional securities class action litigation could be instituted against us in the future,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2005;

2.             The first paragraph under the caption “Item 1. Legal Proceedings” in Part II in the Company’s Form 10-Q for the quarter ended September 30, 2005 filed with the Commission on November 8, 2005; and

3.             The second sentence under the caption “Risk factors – We are currently named as a defendant in a consolidated securities class action lawsuit.  The volatility of our stock increases the risk that additional securities class action litigation could be instituted against us in the future,” in the Prospectus Supplement dated January     , 2006 (the “Prospectus Supplement”) to the Prospectus dated December 17, 2003 (the “Prospectus”) filed by the Company under Rule 424 promulgated under the Securities Act of 1933 “(the “Securities Act”) with the Commission.”

We refer to the information described in the immediately preceding paragraphs numbers 1 and 2 as the “Pre-Pricing Disclosures.”  We refer to the Pre-Pricing Disclosures, when considered together with the sentence referenced in the immediately preceding paragraph number 3, as the “Pricing Disclosures.”

In addition we have reviewed the Officers’ Certificates dated as of the date hereof delivered to you pursuant to Section 6(m) of the Underwriting Agreement, and we have obtained from public officials and officers of the Company such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of rendering this opinion.

As used in our opinion, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on the consolidated securities class action lawsuit described in the Pricing Disclosures.  Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or our rendering of the opinions set forth below.

In addition, the opinions hereinafter expressed are subject to the following exceptions, qualifications, limitations, and assumptions:

A.                                   Members of our firm are licensed to practice law in the State of California and are licensed to practice before certain district courts of the United States.  Accordingly, we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.

B.                                     With your permission, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the legal capacity of natural persons and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to effectiveness thereof.  In addition, we have assumed that the representations and warranties as to factual matters made by the Company in the Underwriting Agreement and pursuant thereto, are true, correct, and complete.

C.                                     We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

D.                                    We express no opinion as to any matter, litigation or otherwise, other than the consolidated securities class action lawsuit described in the Pre-Pricing Disclosures and the Pricing Disclosures.

E.                                      We express no opinion as to the merits of any allegations, defenses or positions referenced in the Pre-Pricing Disclosures and the Pricing Disclosures.

F.                                      We express no opinion as to the outcome of any of the matters or claims referenced in the Pre-Pricing Disclosures and the Pricing Disclosures.

G.                                     We express no opinion as to the amount (or characterization thereof) of damages that may be awarded or incurred in connection with the matters referenced in the Pre-Pricing Disclosures and the Pricing Disclosures.

H.                                    We express no opinion as to any statements that purport to set forth beliefs or intentions of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.               The Pre-Pricing Disclosures, insofar as such statements constitute summaries of proceedings, documents or legal matters, as of the date of the Underwriting Agreement and as of the date hereof, fairly summarize the matters referred to therein in all material respects and, to our knowledge, do not omit to state a material fact necessary to make such summaries not misleading.

2.               The Pricing Disclosures, insofar as such statements constitute summaries of proceedings, documents or legal matters, as of the date of the Prospectus Supplement and as of the date hereof, when taken as a whole fairly summarize the matters referred to therein in all material respects and, to our knowledge, do not omit to state a material fact necessary to make such summaries not misleading.

This opinion letter is furnished to UBS, and is for the benefit of UBS only, is to be relied upon only by UBS, and is to be used only in connection with the public offering reflected in the Underwriting Agreement.  This letter is not to be quoted, or referred to, in whole or in part, in the Registration Statement, the Prospectus Supplement, or in any literature or oral presentations used in connection with the sale of securities, nor may it be used, circulated or relied upon by anyone other than UBS without our express prior written consent.  This letter is delivered to UBS as of the date hereof, and we do not undertake to, and will not, advise UBS of any changes to the matters addressed herein that arise or come to our attention after the delivery hereof.

Very truly yours,

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation

EXHIBIT F

OPINION OF FREEMAN, FREEMAN & SALZMAN, P.C.

January     , 2006

UBS Securities LLC

c/o UBS Securities LLC

299 Park Avenue

New York, NY 10171-0026

Re:          Public Offering of Neopharm, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 6(g) of that certain underwriting agreement (the “Underwriting Agreement”) by and among Neopharm, Inc., a Delaware corporation (the “Company”), and you (the “Underwriter”).  We have acted as special litigation counsel for the Company in connection with an ongoing investigation of the Company by the United States Securities and Exchange Commission (“SEC Investigation”), disclosed in the Pricing Disclosures (as defined below).

Capitalized terms used herein shall have the same respective meanings as those defined in the Underwriting Agreement, unless otherwise defined herein.

As special litigation counsel to the Company in connection with the SEC Investigation, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion, and we have examined, among other things, originals, certified copies or copies otherwise identified to us as being true copies of the originals, of the following disclosures:

1.             In the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2005, the information under the caption “Risk factors – The SEC has initiated an investigation of the Company.  We believe that this investigation was initiated as a consequence of our arbitration proceeding, now concluded, involving Pharmacia’s development of LEP and LED and the class action lawsuits involving our public statements regarding LEP.” and the information set forth in the third paragraph under the caption “Legal Proceedings;”

2.             The second paragraph under the caption “Item 1. Legal Proceedings” in Part II in the Company’s Form 10-Q for the quarter ended September 30, 2005 filed with the Commission on November 8, 2005; and

3.             In the Prospectus Supplement dated January     , 2006 (the “Prospectus Supplement”) to the Prospectus dated December 17, 2003 (the “Prospectus”) filed by the Company under Rule 424 promulgated under the Securities Act of 1933 “(the “Securities Act”)

with the Commission, the second sentence under the caption “Risk factors – The SEC has initiated an investigation of the Company.  We believe that this investigation was initiated as a consequence of our arbitration proceeding, now concluded, involving Pharmacia’s development of LEP and LED and the class action lawsuits involving our public statements regarding LEP;”

We refer to the information described in the immediately preceding paragraphs numbers 1 and 2 as the “Pre-Pricing Disclosures.”  We refer to the Pre-Pricing Disclosures, when considered together with the information described in the immediately preceding paragraph number 3, as the “Pricing Disclosures.”

In addition we have obtained from public officials and officers of the Company such other certificates and assurances, and we have examined such corporate records, other documents and questions of law, as we have considered necessary or appropriate for purposes of rendering this opinion.

As used in our opinion, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who have worked on the SEC Investigation described in the Pricing Disclosures.  Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or our rendering of the opinions set forth below.

In addition, the opinions hereinafter expressed are subject to the following exceptions, qualifications, limitations, and assumptions:

A.                                   Members of our firm are licensed to practice law in the State of Illinois and/or certain other States and district courts of the United States.  However, in connection with this opinion, we do not express any opinion as to the laws of any jurisdiction other than the federal laws of the United States of America.

B.                                     With your permission, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the legal capacity of natural persons and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are a prerequisite to effectiveness thereof.  In addition, we have assumed that the representations and warranties as to factual matters made by the Company in the Underwriting Agreement and pursuant thereto, are true, correct, and complete.

C.                                     We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.

D.            We express no opinion as to any matter, litigation or otherwise, other than the SEC Investigation referenced in the Pricing Disclosures.

E.             We express no opinion to any statements that purport to set forth beliefs or intentions of the Company.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Pre-Pricing Disclosures, as of the date of the Underwriting Agreement, the date of the Prospectus Supplement and the date hereof, do not contain a misstatement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

2.             The Pricing Disclosures, as of the date of the Prospectus Supplement and as of the date hereof, do not contain a misstatement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

This opinion letter is furnished to UBS, and is for the benefit of UBS only, is to be relied upon only by UBS, and is to be used only in connection with the public offering reflected in the Underwriting Agreement.  This letter is not to be quoted, or referred to, in whole or in part, in the Registration Statement, the Prospectus Supplement, or in any literature or oral presentations used in connection with the sale of securities, nor may it be used, circulated or relied upon by anyone other than UBS without our express prior written consent.  This letter is delivered to UBS as of the date hereof, and we do not undertake to, and will not, advise UBS of any changes to the matters addressed herein that arise or come to our attention after the delivery hereof.

Very truly yours,

FREEMAN, FREEMAN & SALZMAN, P.C.

EXHIBIT G

OFFICERS’ CERTIFICATE

1.                                       I have reviewed the Registration Statement, each Pre-Pricing Prospectus, the Prospectus and each Permitted Free Writing Prospectus.

2.                                       The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the time of purchase and, if applicable, the additional time of purchase.

3.                                       The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the time of purchase and at or before the additional time of purchase, as the case may be.

4.                                       The conditions set forth in paragraphs (k) of Section 6 of the Underwriting Agreement have been met.

G-1